UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

April 3, 2007
Date of Report (date of earliest event reported)

XTENT, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-33282	41-2047573
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)	Identification Number)

125 Constitution Drive
Menlo Park, California 94025-1118
(Address of principal executive offices)

(650) 475-9400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry Into a Material Definitive Agreement.

On April 9, 2007, XTENT, Inc. (“XTENT”) filed a Current Report on Form 8-K (the “Form 8-K”) reporting that on April 3, 2007, XTENT and Fortimedix B.V., a corporation organized under the laws of the Netherlands (“Fortimedix”) entered into a written Supply Agreement (the “Supply Agreement”).

In addition to reporting other material provisions of the Supply Agreement, XTENT reported in the Form 8-K that it estimates that its total obligation under the Supply Agreement will be at least $5.3 million over the first two years of the Supply Agreement.  This amendment on Form 8-K/A is being filed to correct that estimate.  XTENT estimates that its total obligation under the Supply Agreement will be at least $6.4 million through the end of the calendar year 2008.  After 2008, XTENT has no further obligation to purchase stents from Fortimedix unless the parties otherwise agree in writing on or before January 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTENT, INC.

Date: May 14, 2007	By:	/s/ Timothy D. Kahlenberg
Timothy D. Kahlenberg
Chief Financial Officer